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                                                                 Exhibit 23.2.1


                              Accountants' Consent


The Board of Directors
Orbital Sciences Corporation and subsidiaries:

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 33-84296, 33-62277, 33-64517, 333-53585, 333-69887, 333-69885,
and 333-27999) of Orbital Sciences Corporation and subsidiaries of our reports dated February 16, 1999, except as to note 3A which is as of April 17, 2000, relating to the consolidated statements of operations, stockholders' equity, and cash flows, and the related consolidated financial statement schedule, of Orbital Sciences Corporation and subsidiaries for the year ended December 31, 1998, before the reclassification to reflect Magellan Corporation as a discontinued operation as described in Note 2 to the consolidated financial statements, which reports appear in the December 31, 2000 annual report on Form 10-K of Orbital Sciences Corporation.





                                                                        KPMG LLP

Washington, DC
April16, 2001